COVENANT NOT TO COMPETE

         THIS COVENANT NOT TO COMPETE ("Covenant") is entered into as of the 2nd day of January, 1998, by and among FIELDS AIRCRAFT SPARES, INC., a Utah corporation ("Fields"), FLIGHTWAYS MANUFACTURING, INC., a California corporation ("Flightways"), and CHRISTIAN J. LUHNOW, an individual ("Luhnow"), with reference to the following facts:

         A. Concurrently herewith, pursuant to that certain Stock Purchase Agreement, of even date herewith, Fields has purchased all of the issued and outstanding shares of common stock of Flightways, expressly including, but not limited to, all of the issued and outstanding shares of common stock of Flightways owned by Luhnow (the "Stock").

         B. In connection with, and as a bargained-for element of the purchase of the Stock, Luhnow has agreed not to compete with the business of Flightways, all on the terms and conditions hereinafter set forth.

         WHEREFORE, in consideration of the foregoing premises, the purchase by Fields of the Stock, and the promises and covenants hereinafter set forth, the parties hereby agree as follows:

1.       DEFINITIONS.

         As used herein, the following terms and phrases shall have the meanings indicated:

         (a) "Affiliate" means, (i) with respect to any corporation, any officer, director or 10% or more shareholder of such corporation, or (ii) with respect to any individual, any partner or immediate family member of such individual or the estate of such individual, or (iii) with respect to any partnership, trust or joint venture, any partner, co-venturer or trustee of such partnership, trust or joint venture, or any beneficiary or owner having a 10% or more interest in the equity, property or profits of such partnership, trust or joint venture, or (iv) with respect to any person or entity, any other person or entity which, directly or indirectly, controls, is controlled by, or is under common control with such person or entity or any Affiliate of such person or entity.

         (b) "Business" means the types of business and business operations currently conducted by Flightways, or conducted by Flightways in the past.

         (c) "Confidential Information" means any and all information obtained by or disclosed to Luhnow or which Luhnow gained knowledge of as a consequence of or through his Relationship with Flightways (including information conceived, originated, discovered or developed by Luhnow) about or regarding the

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                  business,  products,  processes,  and services of  Flightways,
                  including  information  relating  to  research,   development,
                  inventions, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling, trade secrets, or customer lists, which information Flightways maintains as confidential.

         (d) "Conflicting Organization" means any person, business, company or organization engaged in or about to become engaged in a business or activity anywhere in the Territory which is substantially similar to, or would reasonably be deemed to compete with, the Business.

         (e) "Fields" means and includes Fields Aircraft Spares, Inc., a Utah corporation, and any subsidiaries or Affiliates of Fields now in existence or hereafter created or acquired.

         (f) "Relationship" means and includes any employment, consulting or similar relationship with, acting as or being elected to a position as an officer or director of, or being a shareholder, officer, director, agent or employee of, any company or person.

         (g) "Territory" means and includes all geographical areas in which Flightways conducts or has conducted the Business. Luhnow expressly acknowledges and agrees that Flightways currently does business around the world, including substantial business in South America, Europe and Asia, as well as North America.

2.       COVENANT OF CONFIDENTIALITY.

         (a) Except with the express prior written consent of Flightways, neither Luhnow nor any Affiliate of Luhnow will, directly or indirectly or by action in concert with others, use for their own benefit or the benefit of others, or disseminate, disclose, lecture upon or publish articles concerning, any Confidential Information at any time after the date of this Agreement.

         (b) All documents, papers, notes, notebooks, memoranda, computer files, and other written or electronic records of any kind made by Luhnow during and in connection with his Relationship with Flightways shall remain the property of Flightways at all times. Concurrently herewith, all documents, papers, notes, notebooks, memoranda, computer files and other written or electronic records in the possession of Luhnow or any Affiliate of Luhnow, whether prepared by him or others, have been surrendered to Flightways.

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3. NON-COMPETITION.

                  (a) During the Term of this Agreement, neither Luhnow nor any Affiliate of Luhnow shall, directly or indirectly or by action in concert with others, own an interest in, operate, join, control, participate in, have a Relationship with or be connected as an officer, employee, agent, independent contractor, partner, shareholder, or principal of, any Conflicting Organization. Ownership of less than five percent (5%) of the common stock or equity interest of a public corporation shall not be deemed in violation of this provision.

         (b) During the Term of this Agreement, neither Luhnow nor any Affiliate of Luhnow shall, directly or indirectly or by action in concert with others, undertake planning for or organization of any Conflicting Organization or any business activity materially competitive with the Business or combine with other employees or representatives of Flightways or Fields for the purpose of organizing any such Conflicting Organization or materially competitive business activity.

         (c)      During the Term of this  Agreement,  and for a period of three
                  (3) years thereafter, neither Luhnow nor any Affiliate of Luhnow shall, directly or indirectly or by action in concert with others, shall induce or influence or seek to induce or influence, any person who is engaged as an employee, consultant, agent, independent contractor, or otherwise by Flightways or Fields to terminate his or her employment or engagement.

4.       TERM OF COVENANT; TERMINATION.

         (a) Except as otherwise expressly provided in Paragraphs 2(a), 3(c), 3(d) or 4(b) hereof, the term of the covenants contained herein, and in particular the covenants set forth in Paragraphs 3(a) and 3(b) hereof, shall continue for two (2) years from the date hereof (the "Term").

         (b) In the event that the employment of Luhnow by Flightways is terminated (i) by Flightways other than for Good Cause (as hereinafter defined), or (ii) by Luhnow with Reason (as hereinafter defined), the Term of this Covenant shall end as of the effective date of such termination.

         (c)      As used  herein,  "Good  Cause"  shall  mean and  include  (i)
                  Luhnow's material failure to perform the duties of his position with Flightways, which duties are reasonably consistent with the duties currently performed by Luhnow, which failure continues uncured for ten (10) business days following written notice of such failure, or (ii) Luhnow's failure to perform the aforesaid duties to the reasonable satisfaction of the Board of Directors of Flightways, which failure continues uncured for thirty (30) days following

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                  written notice of such failure (provided, however, that in the event the nature of such failure is such that it cannot reasonably be cured in such thirty (30) day period, such failure shall be deemed cured if Luhnow undertakes such cure within such period and diligently prosecutes such cure to completion), or (iii) Luhnow is substantially unable, due to injury or illness, to perform the aforesaid duties for a period of sixty (60) consecutive days, or for a period of ninety (90) days in any twelve (12) month period, or (iv) Luhnow's death, or (v) Luhnow's commission of any felony, or
                  (vi) Luhnow's commission of any material theft, defalcation or other act of dishonesty in his performance of the aforesaid duties.

         (d) As used herein, "Reason" shall mean (i) a reduction of Luhnow's base compensation from the level in effect as of the date hereof, (ii) a material adverse change in the nature of the duties assigned to Luhnow from those in effect as of the date hereof, or (iii) a material adverse change in the nature or type of the office, and secretarial and administrative support, afforded to Luhnow from those afforded to Luhnow as of the date hereof.

5.       ACKNOWLEDGMENTS.

         (a) Luhnow hereby expressly acknowledges that this Covenant Not to Compete, and each term and provision hereof, were expressly bargained for and given in exchange for the purchase by Fields of his Stock. Luhnow further agrees and acknowledges that Fields would not have agreed to the purchase of the Stock but for the agreement by Luhnow to enter into and perform this Covenant Not to Compete, and that the execution, delivery and performance of this Covenant Not to Compete constituted a material inducement to Fields to enter into the Stock Purchase Agreement.

         (b) Luhnow hereby expressly acknowledges and agrees that the terms of this Covenant Not to Compete, expressly including, but not limited to, the Term hereof and the Territory, are fair and reasonable.

         (c) Luhnow hereby expressly acknowledges and agrees that nothing herein, expressly including but not limited to Paragraphs 4(b), 4(c) and 4(d), shall be deemed or construed to create a contract of employment, or any right to continued employment, between Luhnow and Flightways.

6.       MISCELLANEOUS.

         (a) Any notices to be given hereunder shall be in writing, sent by registered or certified mail, postage prepaid, return receipt requested, or through by telegram or facsimile followed by a confirmation letter sent as provided above, addressed to such party as follows:

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                  (i)      Notices to Luhnow:

                                    Christian J. Luhnow

                                    ----------------------

                                    ----------------------
                                    Fax No. (___) ___-____

                  (ii)     Notices to Fields:

                                    Fields Aircraft Spares, Inc.

                                    --------------------------

                                    --------------------------
                                    Attn:  Alan Fields
                                    Fax No. (___) ___-____

                  Notices sent in accordance with this Section shall be deemed effective on the date of dispatch.

         (b) This Covenant constitutes the entire understanding between the parties, and supersedes all prior agreements and negotiations, whether oral or written. There are no other agreements between the parties, except as set forth herein. No supplement, modification, waiver or termination of this Covenant shall be binding unless in writing and executed by all parties hereto.

         (c) This Covenant shall inure to the benefit of and be binding upon all of the parties hereto and their respective executors, administrators, successors and permitted assigns.

         (d) In the event any of the provisions of this Covenant are found by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.

         (e) The covenants set forth herein shall be deemed to be and construed as a series of separate covenants, one for each country in the world, one for each state in the United States, and one for each county in the State of California. In the event that, notwithstanding the agreement of the parties and the acknowledgments of Luhnow in Paragraph 5 hereof, any court of competent jurisdiction determines that the geographic scope of this Agreement is excessive, the Territory shall be deemed to be reduced by striking therefrom the covenants relating only to those countries, states and/or counties that such court determines must be stricken in order to render the remainder of the covenants valid and enforceable.

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         (f)      The  headings of the Sections  contained in this  Covenant are for reference purposes only, and shall not affect the meaning or interpretation of this Covenant. The parties have been advised by counsel in connection with this Covenant. This Covenant shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against either party, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

         (g) This Covenant shall be governed by and construed in accordance with the laws of the State of California.

         (h) This Covenant may be executed in two or more counterparts, which shall together constitute one and the same agreement.

         (i) In the event that any party to this Covenant shall commence any suit or action to interpret or enforce this Covenant, the prevailing party in such action shall recover such party's costs and expenses incurred in connection therewith, including attorney's fees and costs of appeal, if any.

         (j) Luhnow hereby expressly agrees and acknowledges that a breach of any material term, condition or provision of this Covenant would result in severe and irreparable injury to Fields and Flightways, which injury could not be adequately compensated by an award of money damages, and Luhnow therefore agrees and acknowledges that Fields and/or Flightways, or both of them, shall be entitled to injunctive relief in the event of any

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                  breach of any  material  term,  condition or provision of this
                  Covenant, or to enjoin or prevent such a breach, including without limitation an action for specific performance hereof. Luhnow further agrees and acknowledges that, in the event of such action for injunctive relief, a bond in the amount of One Thousand Dollars ($1,000) shall be sufficient.

         IN WITNESS WHEREOF, the parties have executed this Covenant Not to Compete as of the date first written above.

                                             FIELDS AIRCRAFT SPARES, INC.,
                               a Utah corporation

                                             By:  /s/ Alan M. Fields
                                                  --------------------
                                             Its: COO
                                                  --------------------

                                             FLIGHTWAYS MANUFACTURING, INC.,
                                             a California corporation

                                             By:  /s/ Phillip Hillhouse
                                                  ---------------------
                                 Its: Secretary
                                                  ---------------------

                                                   /s/ Christian J. Luhnow
                                                  ------------------------
                                                   CHRISTIAN J. LUHNOW

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